                                                                    Exhibit 99.4

                          DIRECT PARTNER TELECOM, INC.

                          INDEX TO FINANCIAL STATEMENTS



                                                                        PAGE


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                        1


FINANCIAL STATEMENTS

   Balance Sheets                                                         2

   Statements of Operations                                               3

   Statements of Stockholders' Equity                                     4

   Statements of Cash Flows                                               5

   Notes to Financial Statements                                        6-14

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Direct Partner Telecom, Inc.
Fort Lauderdale, Florida


We have audited the accompanying balance sheet of Direct Partner Telecom, Inc. as of December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (October 1, 2002) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Partner Telecom, Inc. as of December 31, 2002, and the results of their operations and their cash flows for the period from inception (October 1, 2002) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note
2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                           RACHLIN COHEN & HOLTZ LLP


Fort Lauderdale, Florida
June 20, 2003

                          DIRECT PARTNER TELECOM, INC.

                                 BALANCE SHEETS





                                                                      March 31,       December 31,
                                       ASSETS                           2003             2002
Current Assets:                                                      (Unaudited)
    Cash                                                             $ 137,326      $   7,690
    Accounts receivable                                                 37,225        111,153
    Unbilled revenues                                                   69,008        159,574
                                                                     ---------      ---------
       Total current assets                                            243,559        278,417

Property and Equipment, Net                                             44,115         46,153
Deposits and Other Assets                                              112,695         85,537
                                                                     ---------      ---------
          Total assets                                               $ 400,369      $ 410,107
                                                                     =========      =========


                      LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
    Accounts payable and accrued expenses                            $ 100,604      $ 179,440
    Due to stockholders                                                583,336        461,336
                                                                     ---------      ---------
          Total current liabilities                                    683,940        640,776
                                                                     ---------      ---------
Commitments, Contingencies and Subsequent Events                          --             --

Stockholders' Deficiency:
    Common stock, $0.01 par value; 10,000,000 shares authorized;
       1,000,000 shares issued and outstanding                          10,000         10,000
    Additional paid in capital                                          (9,990)        (9,990)
    Accumulated deficit                                               (283,581)      (230,679)
                                                                     ---------      ---------
          Total stockholders' deficiency                              (283,571)      (230,669)
                                                                     ---------      ---------
          Total liabilities and stockholders' deficiency             $ 400,369      $ 410,107
                                                                     =========      =========


                       See notes to financial statements.

                     DIRECT PARTNER TELECOM, INC.

                       STATEMENTS OF OPERATIONS


                                                                   Inception
                                                 Three Months  (October 1, 2002)
                                                    Ended              to
                                                   March 31,       December 31,
                                                     2003             2002
                                                  (Unaudited)
                                                   ---------       ---------
Revenues                                           $ 448,957       $ 524,548

Cost of Revenues                                     383,700         462,312
                                                   ---------       ---------
Gross Margin                                          65,257          62,236

General and Administrative Expenses                  108,362         287,653
                                                   ---------       ---------
Loss from Operations                                 (43,105)       (225,417)

Interest Expense                                       9,797           5,262
                                                   ---------       ---------
Net Loss                                           $ (52,902)      $(230,679)
                                                   =========       =========
Net Loss Per Common Share- Basic and Diluted:

    Historical                                     $   (0.05)      $   (0.23)
                                                   =========       =========
    Pro Forma                                      $   (0.04)      $   (0.17)
                                                   =========       =========



                       See notes to financial statements.

                          DIRECT PARTNER TELECOM, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY



                                                              Common Stock          Additional      Accumulated
                                                        Shares         Amount     Paid in Capital     Deficit          Total
                                                       ---------      ---------      ---------       ---------       ---------
Inception (October 1, 2002) to December 31, 2002:
   Stock issued at inception                           1,000,000      $  10,000      $  (9,990)      $      --       $      10
   Net loss                                                   --             --             --        (230,679)       (230,679)
                                                       ---------      ---------      ---------       ---------       ---------
Balance, December 31, 2002                             1,000,000         10,000         (9,990)       (230,679)       (230,669)


Three Months Ended March 31, 2003 (Unaudited):
   Net loss                                                   --             --             --         (52,902)        (52,902)
                                                       ---------      ---------      ---------       ---------       ---------
Balance, March 31, 2003 (Unaudited)                    1,000,000      $  10,000      $  (9,990)      $(283,581)      $(283,571)
                                                       =========      =========      =========       =========       =========

                       See notes to financial statements.

                        DIRECT PARTNER TELECOM, INC.

                          STATEMENTS OF CASH FLOWS


                                                                                            Inception
                                                                           Three Months  (October 1, 2002)
                                                                              Ended             to
                                                                             March 31,      December 31,
                                                                               2003             2002
                                                                             ---------       ---------
Cash Flows from Operating Activities:                                       (Unaudited)
    Net loss                                                                 $ (52,902)      $(230,679)
    Adjustments to reconcile net loss to net cash provided by (used in)
      operating activities:
        Depreciation                                                             2,038           2,599
        Changes in operating assets and liabilities:
          (Increase) decrease in:
            Accounts receivable                                                 73,928        (111,153)
            Unbilled revenues                                                   90,566        (159,574)
            Other assets                                                         4,624          (6,084)
          Increase (decrease) in accounts payable and accrued expenses         (78,836)        179,440
                                                                             ---------       ---------
              Net cash provided by (used in) operating activities               39,418        (325,451)
                                                                             ---------       ---------

Cash Flows from Investing Activities:
    Deposits on property and equipment                                         (31,782)        (79,453)
    Purchases of property and equipment                                             --         (48,752)
                                                                             ---------       ---------
        Net cash used in investing activities                                  (31,782)       (128,205)
                                                                             ---------       ---------
Cash Flows from Financing Activities:
    Proceeds from issuance of common stock                                          --              10
    Proceeds from shareholder loans                                            122,000         461,336
                                                                             ---------       ---------
        Net cash provided by financing activities                              122,000         461,346
                                                                             ---------       ---------
Net Increase in Cash                                                           129,636           7,690

Cash, Beginning                                                                  7,690              --
                                                                             ---------       ---------
Cash, Ending                                                                 $ 137,326       $   7,690
                                                                             =========       =========


                       See notes to financial statements.

                          DIRECT PARTNER TELECOM, INC.

                          NOTES TO FINANCIAL STATEMENTS

                March 31, 2003 (UNAUDITED) and DECEMBER 31, 2002


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND CAPITALIZATION

             Direct Partner Telecom, Inc. (the "Company", "DPT") began business October 1, 2002 and was incorporated on November 19, 2002 in the State of Florida.

             The Board authorized 10,000,000 shares of $0.01 par value common stock of which 1,000 shares were issued at inception. On February 3, 2003, the Board of Directors authorized a 1,000 for 1 stock split, which increased the issued and outstanding shares to 1,000,000.

             The effect of this action has been reflected retroactively in the accompanying financial statements.

         BUSINESS

             The Company is engaged in providing Voice over the Internet ("VoIP") telephony services internationally.

         PROPERTY AND EQUIPMENT

             Property and equipment is stated at cost, net of accumulated depreciation. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the related assets, generally five years for office equipment and three years for software.

         IMPAIRMENT OF LONG-LIVED ASSETS

             Long-lived assets, including property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, the Company estimates the undiscounted future cash flows to result from the use of the asset and its ultimate disposition. If the sum of the undiscounted cash flows is less than the carrying value, the Company recognizes an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the asset. Fair value would generally be determined by market value. Assets to be disposed of are carried at the lower of the carrying value or fair value less costs to sell.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

             The carrying amount of certain of the Company's financial instruments, including cash, accounts receivable, unbilled revenues, and accounts payable and accrued expenses, approximate their fair value at March 31, 2003 and December 31, 2002 because of their short maturities.

                          DIRECT PARTNER TELECOM, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  (Continued)



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         INCOME TAXES

             The Company was taxed under the provisions of Subchapter S of the Internal Revenue Code up to the Plan of Merger (See Note 7). Under the Subchapter S provisions, the Company generally does not pay federal corporate tax, but rather, the stockholders' share of income or loss is included in their individual tax returns. The Company terminated the S Corporation election effective May 23, 2003. A pro forma provision has been prepared for income taxes for the period from inception (October 1, 2002) to December 31, 2002 and for the three months ended March 31, 2003, which resulted in no income tax expense due to net losses in both periods.

         REVENUE RECOGNITION

             The Company recognizes telephony service revenue and the related costs at the time the services are rendered, and generally bills its customers on a bimonthly basis. Substantially all of the Company's sales transactions are derived from the resale of international minutes of calling time. Unbilled revenues represent service charges which were not billed until the month following the month the services were rendered.

         ADVERTISING COSTS

             The Company expenses advertising costs as incurred. Advertising costs were not material for the three months ended March 31, 2003 or for the period ended December 31, 2002.

         STOCK-BASED COMPENSATION

             The Company has elected to follow Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB No. 25"), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION." APB No. 25 provides that the compensation expense related to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123.

             The Company follows SFAS No. 123 in accounting for stock options issued to non-employees.

                          DIRECT PARTNER TELECOM, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  (Continued)



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         NET LOSS PER COMMON SHARE

             The Company computes earnings (loss) per common share in accordance with SFAS No. 128, "EARNINGS PER SHARE" which requires the presentation of both basic and diluted earnings (loss) per share.

             Historical basic net loss per common share has been computed based upon the weighted average number of shares of common stock outstanding during the periods. The number of shares used in the computation was 1,000,000 for both periods. The Company's potentially issuable shares of common stock pursuant to outstanding stock options are excluded from the Company's diluted computation as their effect would be anti-dilutive.

             Pro forma basic and diluted net loss per common share has been computed assuming that the event described in Note 7 had been in effect as of the beginning of each of the periods. The number of shares used in the pro forma computation was 1,375,000.

         USE OF ESTIMATES

             The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and assumptions relate to estimates of collectibility of accounts receivable, accruals, the valuations of fair values of options and other factors. Actual results could differ from those estimates.

         CONCENTRATIONS

             The Company had two customers during the three months ended March 31, 2003 and the period from inception (October 1, 2002) through December 31, 2002, that accounted for approximately 94% and 97% of the Company's sales, respectively.

                                                                Inception
                                                                 Through
                                             March 31,         December 31,
                                               2003               2002
                                               ----               ----
                                            (Unaudited)
             Customer A                        82%                 64%
             Customer B                        12%                 33%

             The Company had one vendor during the three months ended March 31, 2003 and the period from inception (October 1, 2002) through December 31, 2002, that accounted for approximately 89% (Unaudited) and 94% of the Company's cost of revenue, respectively.

                          DIRECT PARTNER TELECOM, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         CONCENTRATION OF CREDIT RISK

             Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

             CASH

                From time to time during the year, the Company may have had deposits in financial institutions in excess of the federally insured limits. At March 31, 2003, the Company has bank deposits of approximately $37,000 in excess of federally insured limits. As of December 31, 2002, the Company's bank deposits were not in excess of federally insured limits. The Company maintains its cash with a high quality financial institution, which the Company believes limits the risk.

             ACCOUNTS RECEIVABLE

                The Company does business and extends credit based on an evaluation of the customers' financial condition generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

         RECENT ACCOUNTING PRONOUNCEMENTS

             In May 2003, the Financial Accounting Standard Board ("FASB") issued SFAS No. 150, "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe that the adoption of SFAS 150 will have a material effect on the financial statements.

                          DIRECT PARTNER TELECOM, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

             In December 2002, the FASB issued SFAS No. 148, "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE." This statement amends SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. SFAS No. 148 also amends APB Opinion No. 28, "INTERIM FINANCIAL REPORTING," to require disclosure about those effects in interim financial information. The provisions of SFAS No. 148 which amend SFAS No. 123 are effective for fiscal years ending after December 15, 2002. The provisions of SFAS No. 148 which amend APB Opinion No. 28 are effective during the first quarter of 2003. The Company does not believe that the adoption of this statement had a material effect on the financial statements.

             In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "GUARANTOR'S ACCOUNTING AND DISCLOSE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS." FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees it has issued. The Interpretation also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 is effective for interim or annual periods ending after December 15, 2002. The Company does not believe that the adoption of FIN 45 had a material effect on the financial statements.

             In June 2002, FASB issued SFAS No. 146, "ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities. SFAS No. 146 will become effective in the second quarter of fiscal 2003. The Company believes that the adoption of this statement will not have a material effect on the financial statements.


NOTE 2.  GOING CONCERN CONSIDERATIONS

         The Company's financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered losses from operations since inception and has an accumulated deficit as of March 31, 2003 of approximately $284,000 (unaudited). These conditions raise substantial doubt about the Company's ability to continue as a going concern.

                          DIRECT PARTNER TELECOM, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


NOTE 2.  GOING CONCERN CONSIDERATIONS (Continued)

         MANAGEMENT'S PLANS

             Effective May 28, 2003,  theglobe.com,  inc.  ("theglobe") acquired the assets and certain liabilities of the Company in exchange for 1,375,000 shares of theglobe common stock and the issuance of warrants to acquire 500,000 shares of theglobe's common stock at an exercise price of $0.72 per share. The warrants are exercisable any time before May 23, 2013. In addition, the former stockholders of DPT may earn additional warrants to acquire up to 2,750,000 shares of theglobe common stock at an exercise price of $0.72 per share if DPT achieves certain revenue and earnings targets over approximately the next three years. The warrants will also accelerate and be deemed earned in the event of a "change of control," as defined in the Agreement and Plan of Merger.

             Simultaneously  with the  acquisition,  DPT was merged with a newly formed wholly owned subsidiary of theglobe, DPT Acquisition, Inc.

             In addition, theglobe agreed to repay obligations to certain of the former stockholders of DPT totaling $600,000 immediately after the closing of the transaction. Settlement consisted of a cash payment of $500,000 and the issuance of $100,000 of promissory notes with a two year maturity.

             On July 2, 2003,  theglobe  completed a private offering of a newly created series of preferred stock known as the "Series G Automatically Converting Preferred Stock" for an aggregate purchase price of approximately $8.7 million (the "Private Offering"). The Private Offering was directed solely to investors who are sophisticated and accredited within the meaning of applicable securities laws, most of whom were not affiliates of theglobe. The purpose of the Private Offering was to raise funds for use primarily in theglobe's planned voiceglo business, including the deployment of networks, website development, marketing, and limited capital infrastructure expenditures and working capital. Proceeds may also be used in connection with theglobe's other existing or future business operations.

         SUMMARY

             In view of these  matters,  continuation  of the Company as a going concern is dependent upon the success of the Company's and theglobe's management's ability to develop profitable operations from the products and services. Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern. However, there can be no assurances that management will be successful in the implementation of its plan, that future operations will be profitable or that the Company will have adequate capital to execute its plan.

             The financial  statements do not include any adjustments that might result from the outcome of this uncertainty.

                          DIRECT PARTNER TELECOM, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  (Continued)



NOTE 3.  PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at March 31, 2003 and December 31, 2002, respectively:

                                       Estimated Useful    March 31,     December 31,
                                         LIVES (YEARS)        2003           2002
                                         -------------        ----           ----
                                                          (Unaudited)
         Equipment                             3            $35,737        $35,737
         Software                              3             13,015         13,015
                                                             ------         ------
                                                             48,752         48,752
         Less accumulated depreciation                        4,637          2,599
                                                           --------       --------
                                                            $44,115        $46,153
                                                            =======        =======


NOTE 4.  DUE TO STOCKHOLDERS

         Due to stockholders represents unsecured loans payable to certain major stockholders of the Company. These notes are due on demand and bear interest at 8.5% per annum. Interest on these loans of approximately $9,800 and $5,300 for the periods ended March 31, 2003 (Unaudited) and December 31, 2002, respectively, has been accrued and is included on the accompanying balance sheets in accounts payable and accrued expenses. The outstanding balance due to these stockholders was repaid in connection with the acquisition of the assets and certain liabilities of Direct Partner Telecom, Inc. (see Note 7).


NOTE 5.  STOCK OPTION PLAN

         The Company's 2003 Incentive Stock Option Plan (the "Plan") provides for the granting of restricted stock, incentive stock options ("ISO's") and nonqualified stock options to purchase shares of the Company's common stock to officers, key employees, non-employee directors and advisors. Under the terms of the Plan, the exercise price of options granted shall be determined by the Board of Directors and for ISO's shall not be less than fair market value of the common stock on the date of grant, as defined. Options generally vest annually in equal installments over a three year period. The expiration date of each stock option shall be determined by the Board of Directors, but shall not exceed 10 years from the date of grant.

             Changes in outstanding options to acquire common stock are as follows:

                                                                      SHARES
                                                                      ------
             Three Months Ended March 31, 2003 (Unaudited):
                Options granted                                       20,000
                                                                      ------
             Balance, March 31, 2003                                  20,000
                                                                      ======

                          DIRECT PARTNER TELECOM, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


NOTE 5.  STOCK OPTION PLAN (Continued)

             The  following  table  summarizes   information  about  outstanding
             options at March 31, 2003 (Unaudited):

                            Options Outstanding
             -------------------------------------------------
                                   Number         Weighted
                                Outstanding        Average
                                     at           Remaining
                 Exercise        March 31,       Contractual
                  PRICE             2003            LIFE
                 --------       ------------     -----------

                   $.75            20,000         10 years
                   ====            ======         ========

             No options were exercisable as of March 31, 2003.

             On May 23, 2003, these options were mutually terminated in connection with the Agreement and Plan of Merger (See Note 7).

NOTE 6.  COMMITMENTS AND CONTINGENCIES

         OPERATING AND CAPITAL LEASES

             The Company does not have any material non-cancelable operating or capital leases as of March 31, 2003 or December 31, 2002.

         LEGAL MATTERS

             The Company is a party to various claims, legal actions and complaints arising in the ordinary course of its business. In the opinion of management, all such matters are without merit or involve such amounts that an unfavorable disposition would not have a material adverse effect on the financial position or results of operations of the Company.

                          DIRECT PARTNER TELECOM, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

NOTE 7.  SUBSEQUENT EVENT

         Effective May 28, 2003, theglobe.com, inc. ("theglobe") acquired the assets and certain liabilities of the Company in exchange for 1,375,000 shares of theglobe common stock and the issuance of warrants to acquire 500,000 shares of theglobe's common stock at an exercise price of $0.72 per share. The warrants are exercisable any time before May 23, 2013. In addition, the former stockholders of DPT may earn additional warrants to acquire up to 2,750,000 shares of theglobe common stock at an exercise price of $0.72 per share if DPT achieves certain revenue and earnings targets over approximately the next three years. The warrants will also accelerate and be deemed earned in the event of a "change of control," as defined in the Agreement and Plan of Merger.

         Simultaneously with the acquisition, DPT was merged with a newly formed wholly owned subsidiary of theglobe, DPT Acquisition, Inc.

         In addition, theglobe agreed to repay obligations to certain of the former stockholders of DPT totaling $600,000 immediately after the closing of the transaction. Settlement consisted of a cash payment of $500,000 and the issuance of $100,000 of promissory notes with a two year maturity.

         As part of the acquisition, theglobe entered into an employment agreement with the Chief Executive Officer of DPT. The term of the agreement is one year and automatically renews for an additional year at expiration. The agreement also contains certain non-compete provisions for a period of three years following the termination of the Chief Executive Officer of DPT.